Exhibit 99.1

Tecnoglass Announces Long Term Strategic Partnership with Wells Fargo to Offer Enhanced Financing Solutions to Customers and Drive Incremental Sales

Barranquilla, Colombia – April 20, 2023 - Tecnoglass, Inc. (NYSE: TGLS) (“Tecnoglass” or the “Company”), a leading manufacturer of architectural glass, windows, and associated aluminum products serving the global residential and commercial end markets, is excited to announce a strategic partnership with Wells Fargo to create a new ES Windows financing program available nationwide for its existing and expanding geographies. As a wholly owned distributor and retailer of Tecnoglass products, ES Windows has designed a program that is expected to benefit both dealers and end consumers by providing very competitive and affordable financing products directly from Wells Fargo. By incentivizing its clients and end consumers, the Company expects to also drive incremental sales and target a broader audience as part of its overall single-family residential expansion strategy.

José Daes, Chief Executive Officer, commented, “Tecnoglass is committed to helping its customers successfully grow their businesses and we believe this program will help generate revenue for Tecnoglass partners by reducing the cost of financing window renovations. Offering access to a variety of affordable financing solutions can be an important competitive advantage to attract consumers making structural upgrades, such as windows. As we open new geographies, we are excited to partner with Wells Fargo, a global institution with significant reach within the U.S.”

Santiago Giraldo, Chief Financial Officer, stated, “Tecnoglass is committed to providing its customers with the best possible experience, and this partnership with Wells Fargo is just one way that we are working to do so. We are excited to make Wells Fargo’s attractive financing options accessible to help make high-quality window upgrades a reality for property owners. We are rapidly expanding our product lines, opening show rooms and entering new geographic markets to fuel the expansion of our single-family residential business. This financing program complements those efforts and we look forward to our continued success as a premier U.S. provider of windows and architectural glass.”

About Tecnoglass

Tecnoglass Inc. is a leading producer of architectural glass, windows, and associated aluminum products serving the multi-family, single-family and commercial end markets. Tecnoglass is the second largest glass fabricator serving the U.S. and the #1 architectural glass transformation company in Latin America. Located in Barranquilla, Colombia, the Company’s 4.1 million square foot, vertically-integrated and state-of-the-art manufacturing complex provides efficient access to over 1,000 global customers, with the U.S. accounting for more than 90% of revenues. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including One Thousand Museum (Miami), Paramount (Miami), Salesforce Tower (San Francisco), Via 57 West (NY), Hub50House (Boston), Aeropuerto Internacional El Dorado (Bogotá), One Plaza (Medellín), Pabellon de Cristal (Barranquilla). For more information, please visit www.tecnoglass.com or view our corporate video at https://vimeo.com/134429998.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

Investor Relations:

Santiago Giraldo

CFO

305-503-9062

investorrelations@tecnoglass.com